UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (or Date of Earliest Event Reported): August 31, 2005
Trinsic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Ex-99.A: Voting Agreement

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On August 31, 2005, we entered into a Voting Agreement with The 1818 Fund III, L.P. (the “Fund”). The Fund, our largest shareholder and holder of all the Series H Preferred Stock, is one of a family of funds managed by Brown Brothers Harriman & Co. Pursuant to the terms of the Voting Agreement, the Fund agreed, to the extent required by applicable Nasdaq rules, that it (i) would not vote its shares of Series H Preferred Stock in any proposal that seeks to approve the conversion of the Series H Preferred Stock into Common Stock at a price below $0.41, (ii) would not vote 125.1 Votes (as defined in the Voting Agreement) of its Series H Preferred Stock (representing 3,012,479 shares of Common Stock on an as-converted basis) with respect to any other proposal submitted to the holders of the Common Stock and (iii) after September 30, 2005, would not vote its shares of Series H Preferred Stock in any proposal submitted to the holders of the Common Stock other than proposals that would amend the terms of the Series H Preferred Stock relating to voting rights to comply with any applicable rules of the Nasdaq Small Cap Market (the "Preferred Stock Amendment"). The Voting Agreement will terminate upon the earlier of (i) approval of the conversion of the Series H Preferred Stock into Common Stock at a conversion price below $0.41 by the holders of Common Stock or (ii) consummation of the Preferred Stock Amendment.
In addition, on August 31, 2005 we committed to The Nasdaq Stock Market that we would not undertake further proxy solicitations (other than our current proxy solicitation dated September 2, 2005 in respect of a special meeting of stockholders scheduled for September 23, 2005) prior to amending or converting the Series H Preferred Stock, except for the purpose of obtaining shareholder approval in connection with the foregoing. We further committed to consummate such amendment or conversion by November 15, 2005.
We believe the Voting Agreement and our commitment to The Nasdaq Stock Market will serve to cure the voting rights violation asserted by The Nasdaq Stock Market on August 26, 2005. We have also filed a notice of listing of additional shares with The Nasdaq Stock Market in respect of the Series H Preferred Stock, which we similarly believe will serve to cure the failure to file such form asserted by The Nasdaq Stock Market on August 26, 2005. We will separately issue a press release and or file a Form 8-K if we receive any further communication from The Nasdaq Stock Market in respect of the August 26, 2005 letter.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
The following exhibit is included with this Form 8-K:
          Exhibit A      Voting Agreement
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: September 6, 2005.

TRINSIC, INC.
BY:	/s/ Horace J. Davis, III
Name:	Horace J. Davis, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.